                         SUBSIDIARIES OF THE REGISTRANT


Parents
-------

     None

                                                Jurisdiction of    Percent of
Subsidiaries Consolidated                        Incorporation     Stock Owned
-------------------------                       ---------------    -----------
  Amercoat Japan Company, Limited               Japan                  100
  American Pipe & Construction International    California             100
  Ameron (Australia) Pty. Limited               Australia              100
  Ameron B.V                                    The Netherlands        100
  Ameron Composites Inc.                        Delaware               100
  Ameron FSC                                    Guam                   100
  Ameron (Hong Kong) Ltd.                       Hong Kong              100
  Ameron Malaysia Sdn. Bhd                      Malaysia               100
  Ameron (New Zealand) Limited                  New Zealand            100
  Ameron (Pte) Ltd.                             Singapore              100
  Ameron (UK) Limited                           United Kingdom         100
  Centron International, Inc.                   Delaware               100



Subsidiaries Not Consolidated and
Fifty-Percent or Less Owned Companies
-------------------------------------
  Gifford-Hill-American Holdings, Inc.*         Texas                   50
  Tamco                                         California              50
  Bondstrand, Ltd.                              Saudi Arabia            40
  Oasis-Ameron, Ltd.                            Saudi Arabia            40
  Ameron Saudi Arabia, Ltd.                     Saudi Arabia            30


Names of other subsidiaries not consolidated and fifty-percent or less owned companies are omitted because when considered in the aggregate as a single subsidiary they do not constitute a significant subsidiary.







*The Company's interest in Gifford-Hill-American Holdings, Inc. was sold effective November 30, 1998.



                                   EXHIBIT 21


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